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                                                                 EXHIBIT 2.2
                            STOCK PURCHASE AGREEMENT

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                                   Dated as of

                                 April 25, 2001

                                     Between

                                    DRBG, LLC

                                   the Buyer,

                                       and

                                Day Runner, Inc.

                                   the Seller.


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


                                TABLE OF CONTENTS

(This Table of Contents is for convenience of reference only and is not intended to define, limit or describe the scope or intent of any provision of this Agreement.)

                                                                                                  Page

Parties; Recitals     ..............................................................................1

ARTICLE ONE  TERMS OF THE TRANSACTION...............................................................1

SECTION 1.1.          Sale and Purchase.............................................................1

SECTION 1.2.          Purchase Price and Adjustment.................................................1

SECTION 1.3.          Certain Expenses..............................................................1

SECTION 1.4.          The Closing...................................................................2

SECTION 1.5.          Further Assurances............................................................2

ARTICLE TWO  REPRESENTATIONS AND WARRANTIES OF THE SELLER...........................................2

SECTION 2.1.          Power and Capacity............................................................2

SECTION 2.2.          The Shares....................................................................2

SECTION 2.3.          Conflicting Instruments; Consents.............................................2

SECTION 2.4.          Transfer of the Shares........................................................3

SECTION 2.5.          Organization and Authority....................................................3

SECTION 2.6.          Capitalization................................................................3

SECTION 2.7.          Compliance with Law...........................................................4

ARTICLE THREE  REPRESENTATIONS AND WARRANTIES OF THE BUYER..........................................4

SECTION 3.1.          Power and Capacity............................................................4

SECTION 3.2.          Conflicting Instruments; Consents.............................................4

ARTICLE FOUR  COVENANTS OF SELLER AND THE COMPANY...................................................4

SECTION 4.1.          Access........................................................................4

SECTION 4.2.          Transfer of the Shares........................................................4

SECTION 4.3.          Conduct of the Business of the Company........................................4

SECTION 4.4.          Third Party Consents..........................................................6

SECTION 4.5.          Notice of Default.............................................................6

ARTICLE FIVE  INDEMNIFICATION.......................................................................7

SECTION 5.1.          Indemnification Obligation....................................................7

SECTION 5.2.          Claims........................................................................7

SECTION 5.3.          Defense by the Indemnifying Party.............................................7

SECTION 5.4.          Notice........................................................................8

ARTICLE SIX CONDITIONS TO THE BUYER'S OBLIGATIONS...................................................8

SECTION 6.1.          Representations and Warranties................................................8

SECTION 6.2.          Legal Matters.................................................................8

SECTION 6.3.          Delivery of the Shares........................................................8

SECTION 6.4.          Legal Proceedings.............................................................8

SECTION 6.5.          Third Party Consents..........................................................9

ARTICLE SEVEN  CONDITIONS TO THE SELLER'S OBLIGATIONS...............................................9

SECTION 7.1.          Delivery of Satisfaction Agreement............................................9

SECTION 7.2.          Representations and Warranties................................................9

ARTICLE EIGHT  MISCELLANEOUS........................................................................9

SECTION 8.1.          Survival of Representations, Warranties and Covenants.........................9

SECTION 8.2.          Expenses......................................................................9

SECTION 8.3.          Governing Law.................................................................9

SECTION 8.4.          Notices......................................................................10

SECTION 8.5.          Jurisdiction; Agent for Service..............................................10

SECTION 8.6.          Entire Agreement.............................................................11

SECTION 8.7.          Binding Effect...............................................................11

SECTION 8.8.          Amendments; Waivers..........................................................11

SECTION 8.9.          Counterparts.................................................................11

SECTION 8.10          Severability.................................................................11

SECTION 8.11.         Specific Performance.........................................................11


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                                    SCHEDULES

Schedule 2.3               Subsidiaries

                                    EXHIBITS

EXHIBIT A                  Satisfaction Agreement


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                                  DEFINED TERMS

Term                                       Defined in:
----                                       -----------
Agreement                                  Opening Paragraph
Buyer                                      Opening Paragraph
Closing                                    Section 1.4
Closing Date                               Section 1.4
Common Stock                               Recitals
Company                                    Recitals
ERISA                                      Section 3.3
GAAP                                       Section 3.3
Indemnified Parties                        Section 4.1
Indemnifying Party                         Section 4.1
Loan Agreement                             Section 1.2
Purchase Price                             Section 1.2
Purchase Price Adjustment                  Section 1.2
Subsidiaries                               Section 2.3
Seller                                     Opening Paragraph
Shares                                     Recitals

                            STOCK PURCHASE AGREEMENT

This STOCK PURCHASE AGREEMENT (this "Agreement") is dated as of April 25, 2001 between DRBG, LLC, a Delaware limited liability company (the "Buyer") on the one hand and Day Runner Inc., a Delaware corporation (the "Seller") on the other hand.

                                 R E C I T A L S

     A. The Seller own directly, beneficially and of record, 100% of the issued and outstanding shares of capital stock (the "Shares") of Filofax, Inc., a Connecticut corporation (the "Company").

     B. The Shares consist of 2,501 shares of the common stock, no par value per share, of the Company (the "Common Stock").

     C. The Buyer desires to acquire the Shares from the Seller, and the Seller desires to sell the Shares to the Buyer, all upon the terms and subject to the conditions set forth in this Agreement.

                                A G R E E M E N T

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants contained in this Agreement and for other valuable consideration the Buyer and the Seller agrees as follows:

                                   ARTICLE ONE

                            TERMS OF THE TRANSACTION

SECTION 1.1.      Sale and Purchase.

The Seller, on the Closing Date, agrees to sell the Shares to the Buyer by delivering certificates for the Shares to the Buyer in proper form for transfer by delivery or with duly executed stock powers attached thereto.

SECTION 1.2. Purchase Price and Adjustment.

Subject to reduction pursuant to Section 1.3(b) or increase pursuant to the last paragraph of this Section 1.2, the Buyer shall pay to the Seller on the Closing Date, as purchase price for the Shares, $401.72 per Share, for an aggregate amount of $1,004,702, (the "Purchase Price"). Such payment will be in the form of the release of certain debt owed to Buyer by Seller under that certain Second Amended and Restated Loan Agreement (the "Loan Agreement") dated as of November 1, 2000 by and among Seller, Day Runner UK plc, a company incorporated with limited liability under the laws of England and Wales and a wholly-owned indirect subsidiary of Day Runner, Filofax Limited, a company incorporated with limited liability under the laws of England and Wales and a wholly-owned indirect subsidiary of Day Runner UK plc, each lender whose name is set forth on the signature pages of Loan Agreement and each lender which may have become a party to Loan Agreement pursuant to Section 12.8 thereof, and Wells Fargo Bank, National Association, as Administrative Agent pursuant to a Satisfaction
Agreement in the form attached hereto as Exhibit A. In the event that the Company is sold by the Buyer to a third party within a period of four months from the Closing Date for an amount greater than the Purchase Price, the Purchase Price shall be increased by an amount (the "Purchase Price Adjustment") equal to the sale price to such third party minus the Purchase Price. Any Purchase Price Adjustment shall be payable in the same manner as the Purchase Price.

SECTION 1.3.      Certain Expenses.

(a) Neither the Buyer nor the Company shall pay or be liable for any of the following fees, expenses, taxes or liabilities incurred by the Seller or the Company, all of which shall be borne and paid by the Seller:

                      (i) the fees and expenses, if any, of any person retained by the Seller or the Company for brokerage, financial advisory or investment banking services or services as a finder rendered to the Seller or the Company in connection with the proposed sale of the Shares including, without limitation, the transactions contemplated by this Agreement;

                     (ii) any fees and expenses of legal counsel, auditors and accountants retained or employed by the Seller or the Company for services rendered to the Seller or the Company in connection with the proposed sale of the Shares including, without limitation, the transactions contemplated by this Agreement;

                    (iii) any income, capital gains or other tax incurred by the Seller as a result of the consummation of the transactions contemplated hereby.

(b) If the Company shall pay or be liable for any fee, expense, tax or liability described in Section 1.3(a), the sum of all such payments or liabilities shall be paid by the Seller to the Buyer upon demand or Buyer may reduce the Purchase Price accordingly.

SECTION 1.4.      The Closing.

The closing of the purchase and sale of the Shares (the "Closing") shall be held at the offices of the Buyer or at such other place as the parties may agree upon, at 9:00 A.M., local time, on April 25, 2001 (the "Closing Date"), or on such other date as the parties may agree upon.

SECTION 1.5.      Further Assurances.

The Seller, at its sole cost and expense and without expense to the Buyer, will do such further acts and execute and deliver such further documents regarding its obligations hereunder as may be required solely for the purpose of (i) accomplishing the purposes of this Agreement or (ii) assuring and confirming unto the Buyer the validity of any documents of conveyance to be delivered at Closing.

                                   ARTICLE TWO

                  REPRESENTATIONS AND WARRANTIES OF THE SELLER

The Seller represents and warrants to the Buyer, as of the date hereof and as of the Closing Date, as follows: SECTION 2.1. Power and Capacity. Seller has all requisite power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by Seller, constitutes the valid and binding agreement of Seller and is enforceable against Seller in accordance with its terms.

SECTION 2.2. The Shares.

Seller is the beneficial and record owner of the Shares. The Shares are held by the Seller as record owner thereof, free and clear of all liens, charges, encumbrances, equities and claims whatsoever (other than encumbrances created by this Agreement or the Loan Agreement or other agreements entered into in connection therewith (collectively, the "Loan Documents")) and are not subject to any restriction with respect to their transferability (other than restrictions on transfer under applicable federal and state securities laws or under the Loan Documents). No third party, including any former owner of the Shares or any capital stock of the Company has the basis for any claims against the Shares, the Company, the Seller or the Buyer with respect to the transactions contemplated hereby other than claims under this Agreement or the Loan Documents.

SECTION 2.3.      Conflicting Instruments; Consents.

(a) The execution and delivery by Seller of this Agreement does not, and the consummation of the transactions contemplated hereby will not, violate any provision of the articles of incorporation or the by-laws (or the equivalent thereof) of the Company or any of the entities listed on Schedule 2.3 (the "Subsidiaries"), or, except with respect to the Loan Documents, result in the creation of any material lien, security interest, charge or encumbrance upon the Shares or any of the properties or assets of the Company or any of the Subsidiaries under, materially conflict with or result in a material breach of, create an event of default (or event that, with the giving of notice or lapse of time or both, would constitute an event of default) under, or give any third party the right to accelerate any obligation under, any material agreement, mortgage, license, lease, indenture, instrument, order, arbitration award, judgment or decree to which Seller, the Company or any of the Subsidiaries is a party or by which Seller, the Shares, the Company or any of the Subsidiaries, or any material assets or properties of the Company or any of the Subsidiaries, are bound or affected.

(b) The execution and delivery by the Seller of this Agreement do not, and the consummation of the transactions contemplated hereby will not, result in a material violation of, or require any authorization, approval, consent or other action by, or registration, declaration or filing with or notice to, any court or administrative or governmental body pursuant to, any statute, law, rule, regulation or ordinance applicable to Seller, the Company or any of the Subsidiaries, where the failure to obtain such authorization, approval consent or action or make such registration, declaration, filing or notice would have a material adverse effect on the Company. There is no pending or, to the knowledge of Seller, threatened action, suit, proceeding or investigation before or by any court or governmental body or agency, to restrain or prevent the consummation of the transactions contemplated by this Agreement or that might materially affect the right of the Buyer to own and vote the Shares or the right of the Company to operate the business of the Company or any of the Subsidiaries.

SECTION 2.4.      Transfer of the Shares.

Upon the delivery of the certificates for the Shares by the Seller and payment for the Shares as provided for in Sections 1.1 and 1.2, the Buyer will acquire good and marketable title to all of the outstanding shares of capital stock of the Company, free and clear of all liens, charges, encumbrances, equities and claims whatsoever, other than liens, charges, encumbrances, equities and claims created by Buyer or any affiliate of Buyer, under any Loan Documents or by law, rule or regulation.

SECTION 2.5. Organization and Authority.

(a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Connecticut. The Company is duly qualified to do business as a foreign corporation and is in good standing in every jurisdiction in which the nature of the business conducted by it or the character or location of the properties owned or leased by it makes such qualification necessary, other than jurisdictions where the failure to so qualify or be in good standing would not have a material adverse effect on the Company. The Company has all requisite corporate power and authority to own or lease and operate its properties and assets and to carry on its business as now conducted.

(b) The articles of incorporation and the by-laws and all amendments thereto, and the minute books, stock ledgers and stock transfer records of the Company furnished to the Buyer for review are accurate and complete in all material respects. Such minute books contain the minutes of all meetings of the shareholders and the board of directors, and all committees thereof, of the Company. All such meetings were duly called and held, and a quorum was present and acting throughout each such meeting. Such stock ledgers and stock transfer records reflect all issuances and registrations of transfer of all shares of capital stock of the Company and the certificates representing all canceled shares of capital stock have been returned to the stock ledger.

SECTION 2.6.  Capitalization.

The Company has an authorized capital consisting of 20,000 shares of Common Stock, of which 2,501 shares of Common Stock are issued and outstanding. All outstanding shares of Common Stock have been duly authorized and validly issued, are fully paid and non-assessable and were issued by the Company in compliance with all applicable federal and state securities laws, rules and regulations. There is no outstanding or authorized option, subscription, warrant, call, right, commitment or other agreement of any character obligating the Company to sell or transfer any additional shares of its capital stock or any other securities convertible into or exercisable for or evidencing the right to subscribe for any shares of its capital stock.

SECTION 2.7. Compliance with Law.

The Seller, the Company and the Subsidiaries have complied in all material respects with all applicable statutes, regulations, orders and restrictions of the United States of America, all states and other subdivisions thereof, all applicable foreign jurisdictions, all agencies and instrumentalities of the foregoing and all national and international self-regulatory bodies and authorities in respect of the conduct of the Company's business and ownership of its properties.

                                  ARTICLE THREE

                   REPRESENTATIONS AND WARRANTIES OF THE BUYER

The Buyer represents and warrants to the Seller, as of the date hereof and as of the Closing Date, as follows:

SECTION 3.1.  Power and Capacity.  Buyer has all
requisite power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by Buyer, constitutes the valid and binding agreement of Buyer and is enforceable
against  Buyer  in  accordance   with  its  terms.

SECTION  3.2.   Conflicting
Instruments; Consents.

The execution and delivery by Buyer of this Agreement does not, and the consummation of the transactions contemplated hereby will not, violate any provision of the limited liability agreement of the Buyer.

SECTION  3.3.  Organization and Authority.

Buyer is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware.

                                  ARTICLE FOUR

                       COVENANTS OF SELLER AND THE COMPANY

SECTION 4.1.      Access.

(a) From the date hereof through the Closing Date, the Seller will cause the Company to give to the Buyer and its respective financial advisors, legal counsel, independent accountants and other representatives full access during normal business hours to all properties, documents, contracts, employees and records of the Company and will furnish the Buyer with copies of such documents (certified if so requested) and with such information with respect to the Company as the Buyer from time to time reasonably may request.

(b) From the date hereof through the Closing Date, the Seller will cause the Company to permit representatives of the Buyer to be present at each facility of the Company and to observe the conduct of the business of the Company at any time during normal business hours.

SECTION 4.2.      Transfer of the Shares.

From the date hereof through the Closing Date, Seller will not (i) sell or otherwise transfer or agree to sell or otherwise transfer, any of the Shares owned by Seller or (ii) incur or permit to exist any liens, charges, encumbrances, equities or claims on the Shares whatsoever, except for liens, charges, encumbrances, equities or claims under this Agreement or under the Loan Documents.

SECTION 4.3. Conduct of the Business of the Company.

(a) From the date hereof through the Closing Date, the Seller will cause the Company to use commercially reasonable efforts to preserve the business of the Company, keep available to the Company the services of all current officers and substantially all key employees and preserve for the Buyer the goodwill of the suppliers, customers, employees and others having business relations with the Company.

(b) From the date hereof through the Closing Date, the Seller, except as otherwise permitted by this Agreement or consented to in writing by the Buyer, will cause the Company to continue the operation of the business of the Company in the ordinary course, and will maintain the assets, properties and rights of the Company in at least as good order and condition as exists on the date hereof, subject to ordinary wear and tear. Without limiting the generality of the foregoing, except as otherwise permitted by this Agreement or consented to in writing by the Buyer, the Seller will not permit the Company to:

                      (i) incur, discharge or satisfy any obligation or liability or any liens, charges, encumbrances, equities or claims, except in the ordinary course of business or in connection with the performance of this Agreement;

                     (ii) increase or establish any reserve for taxes or other liabilities on its books or otherwise provide therefor, except for taxes or other liabilities relating to the ordinary course operations of the Company since the Closing Date; write up or down the value of inventory or determine as collectible any notes or accounts receivable that were previously considered to be uncollectible, except for write-ups or write-downs in accordance with generally accepted accounting principles ("GAAP") in the ordinary course of business consistent with past practice; or voluntarily make any change in any of its methods of accounting or in any of its accounting principles or practices;

                    (iii) purchase, lease, sell, assign or transfer any asset, property or business or waive or permit to lapse any right, except in the ordinary course of business; or make or authorize any capital expenditure for additions to plant and equipment in excess of $20,000 in the aggregate;

                     (iv) make any loan to any shareholder or any relative or affiliate of any shareholder, or declare, set aside or pay to any shareholder any dividend or other distribution in respect of its capital stock, transfer any asset or pay any money to any shareholder or any relative or affiliate of any shareholder other than the payment of wages or salaries to shareholders who are also employees of the Company in the ordinary course of business; or enter into or agree to enter into any transaction with or for the benefit of any shareholder of the Company or any relative or affiliate of any shareholder other than the transactions contemplated pursuant to this Agreement;

                      (v) reclassify or change in any manner the outstanding shares of capital stock of the Company or issue or agree to issue, sell, transfer, pledge, encumber or deliver any stock, bond, debenture or other security of the Company;

                     (vi) grant any increase in the compensation payable to any officer, director, consultant, employee or agent of the Company, except for increases in the compensation payable in the ordinary course of business to employees (other than key employees) in amounts and at times consistent with past practice; enter into or amend any contract for the employment of any officer, employee or other person that is not terminable upon 30 days notice or less, except for accrued vacation pay for past services; enter into any contract or collective bargaining agreement with any labor union; enter into or agree to enter into any bonus, pension, profit-sharing, retirement, stock purchase, stock option, deferred compensation, incentive compensation, hospitalization, insurance or similar plan, contract or understanding providing for employee benefits; or make any payment or a contribution under any employee pension benefit plan as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974 ("ERISA") and each employee welfare benefit plan or non-ERISA plan or incur any obligation to make any such payment or contribution that is not in accordance with the usual past practice of the Company;

                    (vii) enter into any contract, except in the ordinary course of business, for the sale of goods or the performance of services for or by the Company that is not terminable upon 30 days notice or less; enter into any contract continuing for a period of more than three months from its date that is not terminable upon 30 days notice or less; enter into any agreement or instrument relating to the borrowing or lending of money or extension of credit; guarantee or indemnify any person or entity with respect to any obligation for borrowed money or otherwise, excluding endorsements made for collection; or make or permit to be made any amendment, modification, cancellation or termination of any material contract, agreement, lease, license, finance agreement or written evidence of indebtedness;

                   (viii) extend credit in excess of $20,000 to any customer who was not a customer before the date of this Agreement or depart from the normal and customary trade, discount and credit policies of the Company;

                     (ix)     settle any administrative or judicial proceedings;

                      (x) amend the certificate of incorporation or the by-laws of the Company. (c) From the date hereof through the Closing Date, the Seller shall cause the Company to comply in all material respects with all applicable statutes, regulations, orders and restrictions of the United States of America, all states and other subdivisions thereof, all applicable foreign jurisdictions, all
         agencies  and   instrumentalities   of  the   foregoing  and  all
         national  and international self-regulatory bodies and authorities.

SECTION 4.4.      Third Party Consents.

The Seller will use its commercially reasonable efforts, and after Closing will cooperate with the Company and Buyer, to obtain or cause to be obtained all consents, waivers, approvals, amendments and authorizations that are necessary under applicable law, agreement, or otherwise to be obtained by the Company or the Seller in connection with the sale of the Shares to the Buyer and the consummation of the transactions contemplated hereunder, or to enable the Company to conduct its business after the Closing in all material respects in the same manner as such business is being conducted on the date hereof.

SECTION 4.5. Notice of Default.

(a) The Seller will use its commercially reasonable efforts, and after Closing will cooperate with the Company and Buyer, to give notice promptly to the Buyer of the occurrence of any event or the failure of any event to occur, which occurrence or failure to occur is known to the Company or the Seller, that results in a breach of any representation or warranty by the Seller or a failure by the Company or the Seller to comply with any covenant, condition or agreement contained herein. (b) The Seller will and will cause the Company to use commercially reasonable efforts to (i) take all actions necessary to render accurate as of the Closing Date its representations and warranties contained herein, (ii) refrain from taking any action that would render any such representation or warranty inaccurate as of such time and (iii) perform or cause to be satisfied each covenant or condition to be performed or satisfied as contemplated by this Agreement.

                                  ARTICLE FIVE

                                 INDEMNIFICATION

SECTION 5.1.      Indemnification Obligation.

The Seller shall indemnify and hold harmless the Company, each of its Subsidiaries, the Buyer and their affiliates (collectively, the "Indemnified Parties") in respect of any and all claims, actions, causes of action, arbitrations, proceedings, losses, damages, liabilities and expenses (including, without limitation, settlement costs, attorneys' fees at such attorneys' customary hourly rates and any other expenses of investigating or defending any actions or threatened actions), whether or not due and payable, incurred by the Indemnified Parties in connection with each and all of the following:

     (a) Any breach (whether as of the Closing Date or as of some other date set forth in any such representation or warranty) of any representation or warranty contained herein of the Seller, or in any instrument delivered at the Closing by the Seller, the Company or any Subsidiary;

     (b) The breach of any covenant, agreement or obligation of the Seller, contained in this Agreement or any other instrument contemplated by this Agreement; and

     (c) any and all liabilities and obligations of every nature and description of any of the Seller, the Company or any Subsidiary, known or unknown, arising from or as a result of the Company's or any Subsidiary's operations prior to the Closing Date, or are based upon events, acts or omissions of Seller, the Company or any Subsidiary which occurred prior to such date.

     Notwithstanding anything else contained herein, the Seller shall have no liability under this Section 5, unless and until the aggregate of all Losses relating thereto exceeds $50,000 (the "Minimum Amount"), in which event the Seller shall be liable for all Losses in excess of the Minimum Amount up to an aggregate maximum amount for all claims made hereunder against Seller and all its affiliates, equal to the Purchase Price.

SECTION 5.2.      Claims.

Whenever any claim shall arise for indemnification, the Indemnified Parties shall notify the party from whom it is seeking indemnification (the "Indemnifying Party") of the claim pursuant to Section 5.4 hereunder and, when known, the facts constituting the basis for such claim and the amount or estimate of the amount of the liability arising from such claim.

SECTION 5.3.  Defense by the Indemnifying Party.

In connection with any claim giving rise to indemnity hereunder resulting from or arising out of any claim or legal proceeding by a person other than the Indemnified Parties, the Indemnifying Party at its sole cost and expense, may, upon written notice to the Indemnified Parties received by the Indemnified
Parties within 10 calendar days of the Indemnifying Party' receipt of such claim, assume the defense of any such claim or legal proceeding provided that the Indemnifying Party acknowledges their obligation to indemnify the Indemnified Parties in respect of the entire amount of all of the claims asserted therein. If the Indemnifying Party assumes the defense of any such claim or legal proceeding, the Indemnifying Party shall select counsel reasonably acceptable to the Indemnified Parties to conduct the defense of such claims or legal proceedings at their sole cost and expense. The Indemnifying Party shall not consent to a settlement of, or the entry of any judgment arising from, any such claim or legal proceeding, without the prior written consent of the Indemnified Parties, provided that the Indemnifying Party may, without the Indemnified Party's prior written consent, settle or compromise any such action, claim or proceeding or consent to entry of any judgment with respect to any such action or claim that requires solely the payment of money damages by the Indemnifying Party and that includes as an unconditional term thereof the release by the claimant or the plaintiff of the Indemnified Party from all liability with respect to such action, claim or proceeding. The Indemnified Parties shall be entitled to participate in (but not control) the defense of any such action, with their own counsel and at their own expense and shall be entitled to any and all information or documentation relating thereto. If the Indemnifying Party does not assume (or continue to diligently and competently prosecute) the defense of any such claim or litigation resulting therefrom in accordance with the terms hereof, the Indemnified Parties may defend against such claim or litigation in such manner as they may deem appropriate, including, but not limited to, settling such claim or litigation, after giving notice of the same to the Indemnifying Party on such terms as the Indemnified Parties may deem appropriate. The Indemnifying Party shall be entitled to participate in the defense of any action by the Indemnified Parties, which participation shall be limited to contributing information to the defense and being advised of its status.

SECTION 5.4. Notice.

The Indemnified Parties agree that in the event of any occurrence which may give rise to a claim by the Indemnified Parties against the Indemnifying Party hereunder, the Indemnified Parties will give notice thereof to the Indemnifying Party; provided, however, that failure of the Indemnified Parties to timely give the notice provided in this Section shall relieve the Indemnifying Person of its obligations hereunder only to the extent, if at all, that it is prejudiced by reason of such delay or failure.

                                   ARTICLE SIX

                      CONDITIONS TO THE BUYER'S OBLIGATIONS

The obligations of the Buyer hereunder shall be subject to the satisfaction, as of the Closing Date, of the following conditions (any of wh ich may be waived, in whole or in part, by the Buyer):

SECTION 6.1.      Representations and Warranties.
                  ------------------------------
The representations and warranties of the Seller contained in this Agreement (including the Schedules and Exhibits) or any certificate, instrument or other document delivered to the Buyer in connection herewith shall be true and correct in all material respects as of the Closing Date or as of such other date as is set forth in any such representation or warranty. The Seller shall have duly performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed by the Seller at or prior to the Closing Date. The Buyer shall have been furnished with certificates of the Seller, dated the Closing Date, certifying in such detail as the Buyer reasonably may request to the fulfillment of the foregoing conditions.

SECTION  6.2. Legal Matters.

All legal matters, and the form and substance of all documents to be delivered by the Seller or the Company to the Buyer at the Closing, shall be satisfactory to counsel for the Buyer.

SECTION 6.3. Delivery of the Shares.

The Seller shall have delivered to the Buyer certificates for all of the Shares in proper form for transfer by delivery or with duly executed stock powers attached thereto, together with evidence of the Company's possession of the shares of capital stock or other securities owned beneficially or of record, directly or indirectly, by the Company in each of the Subsidiaries. The Buyer is not obligated to close or purchase any Shares if less than all of the Shares are tendered at the Closing in accordance with the terms hereof.

SECTION 6.4.      Legal Proceedings.

No action, suit, proceeding or investigation shall be pending or threatened before or by any court or governmental body or agency (i) challenging the transactions contemplated by this Agreement or otherwise seeking damages or (ii) seeking to restrain or prevent the carrying out of the transactions contemplated by this Agreement or to prohibit or limit the ability of the Buyer to exercise full rights of ownership of the Shares or to operate or control the assets, property and business of the Company and the Subsidiaries after the Closing Date.

SECTION 6.5.      Third Party Consents.

The Seller shall have obtained and shall have caused the Company to obtain all consents, waivers, approvals, amendments and authorizations that are necessary under applicable law, agreement, or otherwise to be obtained by the Company or the Seller in connection with the sale of the Shares to the Buyer and the consummation of the transactions contemplated hereunder, or to enable the Company to conduct its business after the Closing in all material respects in the same manner as such business is being conducted on the date hereof.

                                  ARTICLE SEVEN

                     CONDITIONS TO THE SELLER'S OBLIGATIONS

The obligation of the Seller hereunder shall be subject to the satisfaction, as of the Closing Date, of the following conditions (any of which may be waived, in whole or in part, by the Seller):

SECTION 7.1.      Delivery of Satisfaction Agreement.
                  ----------------------------------
Buyer shall have duly executed and delivered to the Seller the Satisfaction Agreement in the form attached hereto as Exhibit A

SECTION 7.2.  Representations and  Warranties.

The representations and warranties of the Buyer contained in this Agreement (including the Schedules and Exhibits) or any certificate, instrument or other document delivered to the Seller in connection herewith shall be true and correct in all material respects as of the Closing Date or as of such other date as is set forth in any such representation or warranty. The Buyer shall have duly performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed by the Buyer at or prior to the Closing Date. The Seller shall have been furnished with certificates of the Buyer, dated the Closing Date, certifying in such detail as the Seller reasonably may request to the fulfillment of the foregoing conditions.

                                  ARTICLE EIGHT

                                  MISCELLANEOUS

SECTION 8.1.      Survival of Representations, Warranties and Covenants.

The covenants, agreements, representations and warranties entered into or made pursuant to this Agreement shall be continuing and survive the Closing Date for a period of eighteen months.

SECTION 8.2.      Expenses.
                  --------
Except as otherwise provided in this Agreement, each party shall pay its own expenses in connection with the preparation and performance of this Agreement and the consummation of the transactions contemplated hereby, including without limitation all fees and expenses of investment bankers, financial advisors, legal counsel, independent accountants and actuaries.

SECTION 8.3.  Governing Law.
              --------------

This Agreement shall be governed by and construed and enforced in accordance with the internal, substantive laws of the State of California, without giving effect to the conflict of laws rules thereof.

SECTION 8.4.      Notices.
                  -------

All notices, consents, requests, instructions, approvals and other communications provided for herein shall be deemed validly given, made or served if in writing and delivered personally or sent by certified mail, postage prepaid, or by overnight courier, or by telex, telecopier or telegraph, charges prepaid:

(a)      if to the Buyer, addressed to:


                           DRBG, LLC

                           Care of Wells Fargo Bank, National Association Loan Adjustment Group
                           333 South Grand Avenue, 9th Floor

                           Los Angeles, CA  90071
                           Attention:       Art Brokx

                                            Ernie Pinder
                                            Christine Kenmore, Esq.
                           Fax:  (213) 253-5913

                           Additional copies of Notices to:
                           Gibson, Dunn & Crutcher LLP
                           One Montgomery Street, 31st Floor
                           Telesis Tower
                           San Francisco, CA 94104
                           Attention:       Kathryn A. Coleman, Esq.
                           ---------
                           Fax:  (415) 986-5309
(b)      if to the Seller, addressed to:

                           Day Runner, Inc

                           2750 West Moore Ave

                           Fullerton, CA  92633-2565
                           Attention: John Ausura

                                    Catherine Ratcliffe

                           Fax: (714) 441-4848


or such other address as shall be furnished in writing by any party to the others.
SECTION 8.5.      Jurisdiction; Agent for Service.

Legal proceedings commenced by the Seller or the Buyer arising out of any of the transactions or obligations contemplated by this Agreement shall be brought exclusively in the federal courts, or in the absence of federal jurisdiction in state courts, in either case in the State of California. The Buyer and the Seller irrevocably and unconditionally submit to the jurisdiction of such courts and agree to take any and all future action necessary to submit to the jurisdiction of such courts. The Buyer and the Seller irrevocably waive any objection that they now have or hereafter may have to the laying of venue of any suit, action or proceeding brought in any such court and further irrevocably waive any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Final judgment against the Seller or the Buyer in any such suit shall be conclusive and may be enforced in other jurisdictions by suit on the judgment, a certified or true copy of which shall be conclusive evidence of the fact and the amount of any indebtedness or liability of the Seller or the Buyer therein described, or by appropriate proceedings under any applicable treaty or otherwise.

SECTION 8.6.      Entire Agreement.

This  Agreement   represents  the  entire  agreement  between  the  parties  and supersedes and cancels any prior oral or written agreement, letter of intent or understanding related to the subject matter hereof.

SECTION 8.7.      Binding Effect.
                  --------------
This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. The Seller may not assign or transfer any right hereunder without the prior written consent of the Buyer. The Buyer may freely assign or transfer its rights hereunder.

SECTION 8.8.      Amendments; Waivers.
                  -------------------

No provision of this Agreement may be terminated, amended, supplemented, waived or modified other than by an instrument in writing signed by the party against whom the enforcement of the termination, amendment, supplement, waiver or modification is sought.

SECTION 8.9. Counterparts.

This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument, and shall become effective when one or more counterparts have been signed by each of the parties.

SECTION 8.10      Severability.
                  ------------

In the event any provision, or portion thereof, of this Agreement is held by a court having proper jurisdiction to be unenforceable in any jurisdiction, then such portion or provision shall be deemed to be severable as to such jurisdiction (but, to the extent permitted by law, not elsewhere) and shall not affect the remainder of this Agreement, which shall continue in full force and effect. If any provision of this Agreement is held to be so broad as to be unenforceable, such provision shall be interpreted to be only so broad as is necessary for it to be enforceable.

SECTION 8.11.     Specific Performance.
                  --------------------

The Seller acknowledges that the Company and its business are unique and that the Buyer will have no adequate remedy at law and may suffer irreparable damage if the Seller breaches any covenant contained herein or fail to perform any of its obligations under this Agreement. Accordingly, the Seller agrees that the Buyer shall have the right, in addition to any other rights which it may have, to specific performance and equitable injunctive relief if the Seller shall fail or threaten to fail to perform any of its obligations under this Agreement.

(The remainder of this page has been left blank intentionally.)

IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of the day and year first above written.

                                             DRBG, LLC

                                        By:
                                           -------------------------------------
                                      Name:

                                     Title:

                                             Day Runner, Inc.

                                        By:
                                           -------------------------------------
                                      Name:

                                     Title:

                                    Exhibit A

                                     to the

                            Stock Purchase Agreement

                             Satisfaction Agreement

                                  Schedule 2.3

                                  Subsidiaries

Filofax Via Mail, Inc.
Filofax Retail, Inc.